                                 EXHIBIT 99.2

               Form of Notice of Grant to be generally used in connection with the 1996 Stock Option Plan
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                         FARALLON COMMUNICATIONS, INC.
                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Farallon Communications, Inc. (the "Corporation"):

          Optionee:__________________________________________________________
          --------
          Grant Date:________________________________________________________
          ----------
          Vesting Commencement Date:_________________________________________
          -------------------------
          Exercise Price:  $_____________ per share
          --------------
          Number of Option Shares: __________________________ shares
          -----------------------
          Expiration Date:___________________________________________________
          ---------------
          Type of Option:    ______  Incentive Stock Option
          --------------
                             ______  Non-Statutory Stock Option

          Date Exercisable:  Immediately Exercisable
          ----------------

          Vesting Schedule:  The Option Shares shall be unvested and subject to
          ----------------
          repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right will accordingly lapse with respect to, (i) twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in successive equal monthly installments upon Optionee's completion of each of the next thirty-six
          (36) months of Service measured from and after the first anniversary of the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Farallon Communications, Inc. 1996 Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

          REPURCHASE RIGHTS.  OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES
          -----------------
ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.
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          No Employment or Service Contract.  Nothing in this Notice or in the
          ---------------------------------
attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Stock Option
Agreement.

_______________, 199_
     Date


                                    FARALLON COMMUNICATIONS, INC.


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                                    --------------------------------
                                    OPTIONEE

                                    Address:
                                            ------------------------

                                    --------------------------------

ATTACHMENTS
- -----------
Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

                                       2
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                                   EXHIBIT A
                                   ---------

                             STOCK OPTION AGREEMENT
                             ----------------------
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                                   EXHIBIT B
                                   ---------

                          PLAN SUMMARY AND PROSPECTUS
                          ---------------------------